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                                                                    Exhibit 99.2


                             VIRCO MFG. CORPORATION

     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS 906 OF THE ADOPTED
                 SECTION PURSUANT TO SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Virco Mfg. Corporation (the "Company") on Form 10-Q for the period ending April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert
E. Dose, Vice President - Finance of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:       June 13, 2003                       /s/ Robert E. Dose
      ------------------------------            --------------------------------
                                                Robert E. Dose
                                                Vice President - Finance